Exhibit 23.3

[NSAI LOGO APPEARS HERE]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated March 21, 2006 on oil and gas reserves of Gulfport Energy Corporation and its subsidiaries, to all references to our firm, and to the reference to our firm as experts in the Registration Statement on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ David B. Cox
David B. Cox Senior Vice President

Houston, Texas

April 26, 2006